Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2013, in this Registration Statement (Form S-1) and the related Prospectus of Idera Pharmaceuticals, Inc. dated March 11, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2013